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                                                                     Exhibit 4.3



                                             March 24, 1997


ChaseMellon Shareholder Services, L.L.C., as Rights Agent,
As successor to First Interstate Bank, Ltd.
400 South Hope Street
Los Angeles, CA  90071

Ladies and Gentlemen:

Reference is hereby made to that certain Rights Agreement, dated as of March 3, 1989 and amended as of June 11, 1990 (the "Rights Agreement"), by and between Wynn's International, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Successor Agent"), as successor to First Interstate Bank, Ltd. The Rights Agreement is hereby amended by deleting in its entirety the fifth sentence of Section 21 and replacing it with the following sentence:

     "Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an affiliate of such a corporation."

In executing and delivering this amendment, the Successor Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement, as hereby amended.

                                     WYNN'S INTERNATIONAL, INC.

                                     By:    GREGG M. GIBBONS
                                            ----------------------------------
                                     Title: Vice President - Corporate Affairs
                                            ----------------------------------

CHASEMELLON SHAREHOLDER
SERVICES, L.L.C.,
as successor Rights Agent


By:    DEREK R. LENNINGTON
       -------------------------------------
Title: Vice President
       -------------------------------------